    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2002

                                                      REGISTRATION NO. 333-97403
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               _________________

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                     NO. 41-0747868
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

          2000 POST OAK BOULEVARD, SUITE 100, HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               APACHE CORPORATION
                         EXECUTIVE RESTRICTED STOCK PLAN
         (FORMERLY KNOWN AS THE "PILOT EXECUTIVE RESTRICTED STOCK PLAN")


                            (FULL TITLE OF THE PLAN)


           ERIC L. HARRY, VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                               APACHE CORPORATION
          2000 POST OAK BOULEVARD, SUITE 100, HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

This post effective amendment no. 1 to a registration statement on Form S-8 is being filed by the registrant, Apache Corporation ("Apache"), for the sole purpose of filing the form of the Executive Restricted Stock Plan, as amended. The additional shares reserved for issuance under the plan will be registered on a separate registration statement on Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------

   4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 99.1 to Apache's Current Report on Form 8-K, dated December 17, 1999, Commission File No. 1-4300)

   4.2 Bylaws of Apache Corporation, as amended May 2, 2002 (incorporated by reference to Exhibit 3.1 to Apache's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Commission File No. 1-4300)

   4.3 Form of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Apache's Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 1-4300)

   4.4 Rights Agreement, dated January 31, 1996, between Apache and Norwest Bank Minnesota, N.A., rights agent (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, Commission File No. 1-4300)

  *4.5 Apache Corporation Executive Restricted Stock Plan, as amended December 18, 2002, effective as of May 2, 2002.

 **5.1 Opinion of legal counsel regarding legality of securities being registered

**23.1            Consent of Ryder Scott Company Petroleum Engineers

**23.2            Consent of legal counsel included in Exhibit 5.1

**24.1 Power of Attorney included as part of the signature pages of this Registration Statement

-------------------
*Filed herewith
** Previously filed

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                          APACHE CORPORATION

Date:   December 30, 2002                 By: /s/ G. Steven Farris*
                                             -----------------------------------
                                              G. Steven Farris,
                                              President, Chief Executive Officer
                                              and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

SIGNATURE                       TITLE                                       DATE
---------                       -----                                       ----
/s/ G. Steven Farris*           Director;
------------------------------  President, Chief Executive Officer
G. Steven Farris                and Chief Operating Officer
                                (Principal Executive Officer)


/s/ Roger B. Plank              Executive Vice President and
------------------------------  Chief Financial Officer
Roger B. Plank                  (Principal Financial Officer)        December 30, 2002


/s/ Thomas L. Mitchell*         Vice President and
------------------------------  Controller
Thomas L. Mitchell              (Principal Accounting Officer)

SIGNATURE                       TITLE
---------                       -----
/s/ Raymond Plank*              Director and
------------------------------  Chairman of the Board
Raymond Plank


/s/ Frederick M. Bohen*         Director
------------------------------
Frederick M. Bohen


/s/ Randolph M. Ferlic*         Director
------------------------------
Randolph M. Ferlic


/s/ Eugene C. Fiedorek*         Director
------------------------------
Eugene C. Fiedorek


/s/ A. D. Frazier, Jr.*         Director
------------------------------
A. D. Frazier, Jr.


                                Director
------------------------------
Patricia Albjerg Graham


/s/ John A. Kocur*              Director
------------------------------
John A. Kocur


/s/ George D. Lawrence Jr.*     Director
------------------------------
George D. Lawrence Jr.


/s/ F. H. Merelli*              Director
------------------------------
F. H. Merelli


/s/ Rodman D. Patton*           Director
------------------------------
Rodman D. Patton


/s/ Charles J. Pitman*          Director
------------------------------
Charles J. Pitman


*By:  /s/ Roger B. Plank
------------------------------
     Roger B. Plank
     Attorney in Fact
Dated:  December 30, 2002

INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------

   4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 99.1 to Apache's Current Report on Form 8-K, dated December 17, 1999, Commission File No. 1-4300)

   4.2 Bylaws of Apache Corporation, as amended May 2, 2002 (incorporated by reference to Exhibit 3.1 to Apache's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Commission File No. 1-4300)

   4.3 Form of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Apache's Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 1-4300)

   4.4 Rights Agreement, dated January 31, 1996, between Apache and Norwest Bank Minnesota, N.A., rights agent (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, Commission File No. 1-4300)

  *4.5 Apache Corporation Executive Restricted Stock Plan, as amended December 18, 2002, effective as of May 2, 2002.

 **5.1 Opinion of legal counsel regarding legality of securities being registered

**23.1            Consent of Ryder Scott Company Petroleum Engineers

**23.2            Consent of legal counsel included in Exhibit 5.1

**24.1 Power of Attorney included as part of the signature pages of this Registration Statement

-------------------
*Filed herewith
** Previously filed